Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  February 9, 2024
SWISS RE LTD

By:	/s/ Flavia Diethelm
Name: Flavia Diethelm
Title: Authorized Signatory

By:	/s/ Nicholas Raymond
Name: Nicholas Raymond
Title: Authorized Signatory

Dated:  February 9, 2024
SWISS REINSURANCE COMPANY LTD

By:	/s/ Flavia Diethelm
Name: Flavia Diethelm
Title: Authorized Signatory

By:	/s/ Simon Meyer
Name: Simon Meyer
Title: Authorized Signatory

CUSIP No. 94132V105	SCHEDULE 13G	Page 2 of 3 Pages

Dated:  February 9, 2024
SWISS RE ASIA HOLDING PTE. LTD

By:	/s/ Sandhia Nair Thampuran
Name: Sandhia Nair Thampuran
Title: Company Secretary

By:	/s/ Amit Mishra
Name: Amit Mishra
Title: Authorized Signatory

Dated:  February  9, 2024
SWISS RE PRINCIPAL INVESTMENTS COMPANY ASIA PTE. LTD

By:	/s/ Sandhia Nair Thampuran
Name: Sandhia Nair Thampuran Title: Company Secretary

By:	/s/ Lee Seng Chuen
Name: Lee Seng Chuen Title: Authorized Signatory